Exhibit 99.1

Metal Management, Inc.
325 N. LaSalle Street • Suite 550
Chicago, Illinois 60610
www.mtlm.com
NYSE: MM
METAL MANAGEMENT ANNOUNCES DEFINITIVE MERGER AGREEMENT
WITH SIMS GROUP LIMITED
Transaction to Create Pre-eminent Metal Recycling Company
CHICAGO, IL – September 24, 2007 – Metal Management, Inc. (NYSE: MM), one of the largest full service metal recyclers in the United States, today announced that its Board of Directors has unanimously approved a definitive agreement to combine with Sims Group Limited (ASX: SGM), one of the world’s largest recycling companies to create the pre-eminent global metal recycling company – Sims Metal Management.
Under the terms of the agreement, Metal Management stockholders will receive 2.05 Sims American Depositary Receipts (ADRs) for each share of Metal Management. The exchange ratio implies a premium of 18.2% over the closing price of Metal Management’s stock on Friday, September 21, 2007. Upon closing of the transaction, Sims shareholders will own approximately 70% and Metal Management shareholders will own approximately 30% of the combined company.
The combination of Metal Management and Sims creates a global recycling leader, with an operating presence on four continents at over 200 locations around the world. The transaction creates the world’s largest publicly traded recycler, annually processing and trading more than 15 million tons of metal. The combined company had pro forma revenue in excess of $6.8 billion based on the twelve months ended June 30, 2007.
Daniel W. Dienst, Metal Management’s Chairman, President and Chief Executive Officer, said, “Bringing Sims and Metal Management together accelerates both companies’ strategic plans and creates a clear global leader with unparalleled infrastructure, talent and financial resources. We are excited about the strength of our combined global organization and are confident we can achieve great things together.”
Jeremy Sutcliffe, Chief Executive of Sims Group, said, “We are very excited about the combination of Sims and Metal Management. In addition to bringing together the complementary assets, geographic coverage and outstanding management teams of both companies, this combination unites two very similar corporate cultures that share a strong commitment to safety and the environment. I look forward to working together with our new partners to provide better service to our consumers, deliver strong returns and continue our efforts to save energy and minimize waste through recycling.”
Benefits of the Transaction
•	Unmatched global infrastructure and capabilities. The combined company will have an operating presence at over 200 sites on four continents around the world, including facilities in 19 U.S. states.
•	Extended geographic reach. Metal Management complements Sims’s international profile and significantly enhances Sims’s position in the United States. In Australia, New Zealand, Europe and Asia, Sims enjoys a strong competitive position with established operations and consumer relationships.

•	A more balanced sales profile. The combined company’s global presence will allow it to better balance supply with demand to meet the needs of its scrap metal consumers around the world.
•	A more complete product offering including a larger non-ferrous metals recycling business. The new company will have greater depth and breadth to provide outstanding products and customer service. The transaction will also build on Sims’s position as the world’s largest recycler of end of life IT and electronic goods.
•	World-class and talented employees. Both Sims and Metal Management bring an exceptional team of talented and experienced managers and employees to the new company.
•	Shared cultural commitment to integrity, safety and the environment. Both companies share a strong commitment to integrity, safety and environmental stewardship. Together, the new company will continue to uphold rigorous operating standards to protect the safety and health of its employees. In addition, the companies are committed to the sustainable use of resources and strive to operate in a manner that minimizes waste and prevents pollution.
•	Tangible operating synergies. The combined company is expected to achieve approximately $35 million of cost savings in the 12 months ending June 30, 2009. In addition, the Company expects to deliver incremental revenue and profits.
Headquarters and Management
The combined company, to be called Sims Metal Management, will be domiciled in Australia, with executive offices in New York and Chicago. Sims will retain ASX listing of its ordinary shares and will issue ADRs, to be listed on the New York Stock Exchange, to Metal Management stockholders.
The combined Board of Directors will be comprised of seven existing Sims directors (two of whom are appointed by Mitsui) and five existing Metal Management directors. Paul Mazoudier will serve as Chairman of the Board. Mr. Dienst, Mr. Sutcliffe and Ross Cunningham, currently the Chief Financial Officer of Sims, will serve as Executive Directors.
The combined company’s senior management team will be comprised of executives from both Sims and Metal Management. Mr. Dienst will serve as Group Chief Executive Officer and Robert Larry, currently the Chief Financial Officer of Metal Management, will serve as Group Chief Financial Officer. Mr. Sutcliffe, as Executive Director, will have responsibility for European and Australasian metal recycling operations and Sims Recycling Solutions and will Chair those divisions.
Approvals and Timing
The transaction is subject to regulatory approvals, approval of the merger agreement by Metal Management shareholders and other customary closing conditions. The companies believe that the transaction will close in the first quarter of calendar 2008.
Advisors
CIBC World Markets Corp. is acting as exclusive financial advisor and King & Spalding LLP is serving as legal counsel to Metal Management.
About Metal Management, Inc.
Metal Management is one of the largest full service metal recyclers in the United States, with 53 recycling facilities in 17 states. For more information about Metal Management, Inc., visit the Company’s website at www.mtlm.com.
Forward Looking Statements
A number of the matters discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies from the merger of Sims and Metal Management, combined operating and financial data, competitive strengths, growth opportunities and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risk and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to realize capital and operating expense synergies in the timeframe expected or at all; the merger may involve unexpected costs or liabilities; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with the consummation of the merger; approval of the merger by the stockholders of Metal Management and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Sims’ and Metal Management’s respective reports filed with the Australian Securities Exchange and the United States Securities and Exchange Commission, including Metal Management’s annual report on Form 10-K for the year ended March 31, 2007 and quarterly report on Form 10-Q for the quarter ended June 30, 2007 as such reports may have been amended. This press release speaks only as of its date, and Metal Management disclaims any duty to update the information herein.
Additional Information and Where to Find It
In connection with the proposed transaction, a registration statement on Form F-4 will be filed with the SEC. METAL MANAGEMENT SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final proxy statement/prospectus will be mailed to shareholders of Metal Management. Investors and security holders will be able to obtain the documents free of charge at the Securities and Exchange Commission’s website, www.sec.gov or from Metal Management Investor Relations at 312-644-8205 or www.mtlm.com.
Participants in Solicitation
Metal Management and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Metal Management’s participants is set forth in the proxy statement dated July 30, 2007 for Metal Management’s 2007 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants in Metal Management in the solicitation of proxies in respect of the merger will be included in the registration statement and proxy statement/prospectus to be filed with the SEC.
Teleconference and Webcast
Metal Management will host a teleconference and webcast for investors, analysts and media at 1:00 p.m. ET on Monday, September 24, 2007. Interested parties who would like to participate by phone may call 1-866-383-8003 (U.S.) or +1-617-597-5330 (International). Callers should reference passcode 46738547. The teleconference will also be simultaneously webcast at the Investor Relations section of Metal Management’s website at www.mtlm.com.
Following the teleconference, an audio replay will be available for seven days. Callers should dial 1-888-286-8010 or +1-617-801-6888 (International). The conference replay code is 86830315. The replay may also be accessed on www.mtlm.com.

Contacts:
Analysts & Investors	Media
Robert C. Larry, Chief Financial Officer	Andrew B. Siegel / James H. Golden
Metal Management, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(312) 645-0700	(212) 355-4449
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